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                                                                    EXHIBIT 10.9



                         NBC - LDDI ALLIANCE AGREEMENT

         This agreement is made and entered into as of the 15 day of January, 1997, by and between National Benefits Consultants, L.L.C., a Delaware limited liability company, and Long Distance Direct Holdings, Inc., a Nevada corporation ("LDDI").

                                    RECITALS

A. NBC develops and maintains a customer base ("NBC Customers") for the purposes of supplying a variety of disbursement recovery services, health claims products and services, and a variety of employee benefit services. NBC has entered into an Alliance Agreement with Deloitte & Touche - ICRS (D&T) under which NBC will provide certain services including accounts payable ("A/P") audit services.

B. LDDI's principal business is the provision of telephone services which are, in general, co-extensive with the services offered by AT&T and MCI to their own customers (the "LDDI Services").

C. NBC and LDDl wish to enter into a mutually beneficial relationship involving, but not limited to, (a) the mutual referral of customers, and (b) the performance of services for each other's customers, all on the terms and subject to the conditions set forth herein.

                                   PROVISIONS

         Now, THEREFORE, in consideration of the RECITALS, premises and the mutual covenants, conditions and obligations contained herein, NBC and LDDI mutually agree as follows:

                                   ARTICLE 1.
                                      TERM

1.1. GENERAL. This Agreement shall be effective as of the date first written above and shall continue in effect until December 31, 2001, unless terminated earlier as provided hereafter in Article 6.

                                   ARTICLE 2.
                             SCOPE OF THE ALLIANCE

2.1. LDDI SERVICES, LDDI agrees to perform LDDI Services for Registered NBC Customers (as defined in Section 2.2 below) referred to LDDI by NBC.

2.2. REGISTRATION OF NBC CUSTOMERS. When NBC intends to refer a customer to LDDI, NBC shall deliver a notice ("NBC Referral Notice") to LDDI identifying the customer ("NBC Referral Customer"). If the NBC Referral Customer is already a customer of LDDI, or if LDDI wishes to decline the performance of its services for such NBC Referral Customer for specific reasons to be communicated, in writing, to NBC, LDDI shall deliver a notice ("LDDI Customer Notice") to NBC within ten (10) business days ("the "LDDI Notice Period") after receipt of the NBC Referral Notice. If LDDI fails to deliver an LDDI Customer Notice within the LDDI Notice Period with respect to an NBC Referral Customer, the NBC Referral Customer shall become a "Registered NBC Customer" upon the expiration of the LDDI Notice Period. If LDDI delivers an LDDI Customer Notice within the LDDI Notice Period, with reference to an NBC Referral Customer, such notice shall state the specific category of products or services provided by LDDI to the customer under the existing LDDI contract or the reasons that LDDI
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declines to perform the services for the Customer. Unless the LDDI Customer notice states that LDDI is declining to perform services to the Customer, the NBC Referral Customer shall become a Registered NBC Customer as to all other categories of products and services not listed in the LDDI Customer Notice; provided, however, if LDDI declines to perform services for an NBC Referral Customer, NBC shall have the right to obtain those services from others. All Deloitte & Touche audit clients are automatically NBC Registered Customers as of the date of this Agreement, unless they are already a client of LDDI. If a Registered NBC Customer does not become a customer of LDDI within 180 days of first becoming a Registered NBC Customer, the registration shall lapse and such customer shall no longer be an NBC Registered Customer for purposes of this Agreement.

2.3. COMPENSATION TO NBC. NBC and LDDI agree that as compensation to NBC for its referral of Registered NBC Customers to LDDI for LDDI Services, NBC shall receive from LDDI fees ("NBC Referral Fees") in the amount of ten percent (10%) of LDDI's receipts from billings, net of taxes ("Receipts"), to such Registered NBC Customers, unless both NBC and LDDI otherwise agree, in writing. The payment to NBC shall be made within 30 days after the end of the month in which the Receipts are received by LDDI.

2.4. NBC BONUS COMPENSATION - STOCK. NBC shall have an option ("Option") to buy shares of LDDI common stock ("Shares") constituting up to 20% of the Total Shares (as defined in Section 2.4(a) hereof) upon the following terms and conditions:

         (a) "Total Shares" shall be calculated on a fully diluted basis and shall mean the sum of (i) the total number of outstanding Shares, (ii) the Shares then issuable upon the exercise of the Option or the Second Option (as defined in Section 2.4(d) hereof), and (iii) any Shares issuable upon conversion of outstanding convertible debt instruments or convertible stock or upon exercise of outstanding options or warrants, except for shares issuable under such instruments where the conversion or exercise price is above the market price of LDDI's stock at the date of the exercise of the Option.

         (b) "Referral Percentage" shall mean the percentage calculated for the period ("Calculation Period") beginning with the first day of the seventh full calendar month following the date of this Agreement and ending with the Option Exercise Date (as defined in Section 2.4(d) hereof) which percentage shall be determined by dividing (i) the sum of (x) the amount of LDDI's Receipts (as defined in Section 2.3 hereof) from NBC Registered Customers during the Calculation Period, and (y) the amount of any LDDI Referral Fees received by LDDI pursuant to Section
                  2.6 hereof during the Calculation Period by (ii) the amount of LDDI's total receipts from all of LDDI's customers during the Calculation Period. The Calculation Period shall be the twenty-four (24) months ending immediately prior to the Option Exercise Date and commencing not earlier than the first day of the seventh full calendar month following the date of this Agreement, except where an Acceleration Event occurs prior to the elapse of twenty-four (24) months from the first day of the seventh full calendar month following the date of this Agreement.

         (c) Upon the exercise of the option by NBC, it shall be entitled to purchase a number of Total Shares equal to the "Referral Percentage", not to exceed twenty percent (20%) of the Total Shares.

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         (d)      (1) NBC may exercise its Option by delivering to LDDI written notice thereof (the "Option Notice") together with full payment by NBC check of the Option exercise price which shall be an amount equal to $3.00 per share of common stock ("Exercise Price"). The "Option Exercise Date" shall be the date the Option Notice is deemed given under Section 7.11 hereof. Upon full payment of the Exercise Price, NBC shall have all rights of a shareholder of LDDI effective as of the Option Exercise Date. Subject to the rights to exercise the Option in the case of an Acceleration Event as set forth in
                  Section 2.4(e)(2) below, the Option may be exercised at any time following thirty (30) full months after the date of this Agreement. If the Option is exercised prior to the termination of this Agreement, NBC shall have a second option ("Second Option") to purchase additional Shares ("Additional Shares") as follows: (i)the Calculation Period for the Second Option shall be the 24-month period prior to the Exercise Date of the Second Option, (ii) the Second Option may be exercised at any time after the Exercise Date of the first Option and prior to the termination of this Agreement and (iii) the Additional Shares, if any, issuable upon exercise of the Second Option shall be the percentage of Total Shares equal to the amount by which the Referral Percentage for the exercise of the Second Option exceeds the Referral Percentage for the exercise of the first Option. Under no circumstances shall NBC be entitled to acquire, upon exercise of the Option and the Second Option, an aggregate amount of Shares in excess of twenty percent (20%) of the Total Shares. Any Additional Shares issuable hereunder shall be issued and delivered to NBC within thirty (30) days following the Exercise Date of the Second Option.

         (e) (1) At least 30 days prior notice ("Acceleration Notice") of any of the following transactions ("Acceleration Event") shall be given by LDDI to NBC: (i) the dissolution or liquidation of LDDI; (ii) a reorganization, merger or consolidation as a result of which LDDI IS not the surviving corporation or as a result of which the outstanding Shares are changed into or exchanged for cash, property or securities not of LDDI's issue, except for a merger or consolidation with a wholly-owned subsidiary of LDDI or a transaction effected primarily to change the state of LDDI's incorporation; or
                  (iii) the sale or other transfer of all or substantially all of the assets of LDDI.

                  (2) If an Acceleration Event occurs, the Option shall terminate upon the closing of the Acceleration Event; provided, however, during the period from the Acceleration Notice to the closing of the Acceleration Event, NBC, at its election, may either (i) exercise the Option and purchase Shares equal to the Referral Percentage as set forth above or
                  (ii) exercise the Option and purchase Shares equal to an "Adjusted Referral Percentage" determined by computing the Referral Percentage based upon an "Adjusted Calculation Period" defined as the six full months immediately preceding the Acceleration Event.

                  (3) An Acceleration Event shall also allow NBC, in its sole discretion, to terminate this Agreement by giving notice thereof to LDDI.

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         (f)      If the number of outstanding Shares is increased or decreased by a stock dividend payable in shares of stock or a subdivision, split, combination or reverse split of outstanding shares of stock, or if the outstanding Shares are changed into or exchanged for a different number or kind of securities of LDDI through a reorganization or reclassification, an appropriate and proportionate adjustment shall be made to the number and kind of securities which may be purchased upon exercise of the Option and the Option exercise price.

         (g)      NBC shall have the registration rights as set forth in Exhibit
                  A.

2.5. COMPENSATION REPORTS TO NBC. LDDI will provide NBC with a statement of all billings to and collections received from Registered NBC Customers and the compensation due NBC based upon the LDDI Services rendered by LDDI hereunder on a monthly basis no later than thirty (30) days following the end of each month. In the event NBC disputes any such statement by giving LDDI written notice thereof ("Dispute Notice"), after receiving the Dispute Notice and any other communications from NBC relevant to the information contained in such report, LDDI will cause its independent auditors within thirty (30) days after the receipt of the Dispute Notice to supply NBC with a statement of reconciliation which sets forth whether the amount of compensation paid to NBC was accurate. If an inaccuracy is demonstrated, the payment made to NBC will be adjusted in accordance with the report made by the independent auditors. If the report made by the independent auditors discloses that the payment of compensation to NBC was accurate, then NBC shall either reimburse LDDI for the cost of the report made by the independent auditors or submit the matter for arbitration pursuant to Section 7.9 hereof.

2.6.     LDDI REFERRALS.

         (a) Registration. When LDDI intends to refer an LDDI customer to NBC, LDDI shall deliver a notice ("LDDI Referral Notice") to NBC identifying the customer ("LDDI Referral Customer"). If the LDDI Referral Customer is already a customer of NBC, NBC shall deliver a notice ("NBC Customer Notice") to LDDI within five (5) business days (the "NBC Notice Period") after receipt of the LDDI Referral Notice. If NBC fails to deliver a NBC Customer Notice within the NBC Notice Period with respect to an LDDI Referral Customer, the LDDI Referral Customer shall become a "Registered LDDI Customer" upon the expiration of the NBC Notice Period. If NBC delivers a NBC Customer Notice within the NBC Notice Period, such notice shall state the specific category of products or services provided by NBC to the customer under the existing NBC contract. As to all other categories of products and services, the LDDI Referral Customer shall become a Registered LDDI Customer. All Deloitte & Touche audit clients are automatically NBC Registered Customers under Section 2.2 hereof and none of them shall be LDDI Registered Customers other than with respect to the categories of products and services in which LDDI is performing services for such customers at the date of this Agreement. If a Registered LDDI Customer does not become a customer of NBC within 180 days of first becoming a Registered LDDI Customer, the registration shall lapse and such customer shall no longer be a Registered LDDI Customer for purposes of this Agreement.

         (b) Compensation to LDDI. NBC agrees to pay fees ("LDDI Referral Fees") to LDDI in accordance with the PCA Agreement attached hereto as Exhibit B to be entered into between LDDI and NBC concurrently herewith.

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                                   ARTICLE 3.
                                 EXCLUSIVENESS

3.1. EXCLUSIVENESS OF THIS AGREEMENT. LDDI and NBC agree that during the term of this Agreement NBC will not enter into a customer referral relationship involving a potential equity position with any other entity that provides services similar to LDDI's to a marketplace similar to LDDI's marketplace. Specifically, NBC maintains the right to have a relationship with an entity providing telecommunication services to large corporations. LDDI agrees not to provide data to or contract with any firm that competes with NBC for the services described in Recital A of the Recitals section of this Agreement.

                                   ARTICLE 4.
                                   COMPLIANCE

4.1. COMPLIANCE WITH RULES AND REGULATIONS. LDDI shall comply with the laws, rules, and regulations of any governmental agency having jurisdiction with respect to LDDI's performance of its obligations hereunder. LDDI will be solely responsible for maintaining any and all licenses which may be required for the provision of the LDDI Services and the performance of its obligations hereunder.

4.2. PAYMENT OF FINES AND PENALTIES. LDDI shall indemnify and hold NBC harmless from any fines, penalties, and related expenses incurred by NBC as a result of LDDI's failure to comply with the laws, rules, and regulations of any governmental agency having jurisdiction over the performance of its obligations hereunder.

                                   ARTICLE 5.
                                INDEMNIFICATION

5.1. GENERAL PROVISION. LDDI agrees to indemnify and hold harmless NBC, its members, directors, officers, employees, agents and representatives against any and all claims, liabilities, losses or damages which arise from LDDI's intentional or negligent acts during the performance of its duties under this Agreement. NBC agrees to indemnify and hold harmless LDDI, its directors, officers, employees, agents and representatives against all claims, liabilities, losses or damages which arise from NBC's intentional or negligent acts during the performance of its duties under this Agreement.

                                   ARTICLE 6.
                                  TERMINATION

6.1. EXPIRATION OF TERM. The Agreement will continue in effect until December 31, 2001, unless it is mutually extended by the parties or is earlier terminated pursuant to this Section.

6.2. BANKRUPTCY OR INSOLVENCY. This Agreement shall automatically terminate if either party shall be adjudicated insolvent or have an order for relief entered against it or generally not pay its debts as they become due (within the meaning of the United States Bankruptcy Code as at any time amended or any successor statute thereto), or make an assignment for the benefit of creditors; or shall apply for or consent to the appointment of a custodian, receiver, trustee or similar officer for it for all or any substantial part of its property, or such custodian, receiver, trustee or similar officer shall be appointed without its application or consent and such appointment shall remain undismissed for a period of sixty (60) days; or shall institute (by petition, application, answer, consent or otherwise) or take any action indicating its consent to, approval of or acquiescence in any bankruptcy, insolvency, reorganization,

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moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against either of them and shall remain undismissed for a period of sixty (60) days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of any of their property and such judgment, writ or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy.

6.3 TERMINATION FOR CAUSE. This Agreement may be terminated by either party for cause; provided, however, neither party may terminate this Agreement for cause prior to delivering a written notice to the other party specifying the cause and the required remedies for a cure, and giving the other party a thirty (30) day period in which to cure the specified cause.

         (a) NBC shall have the right to terminate for cause in the event of:

             (i) the failure by LDDI to perform its duties hereunder in any material respect.

             (ii) the failure by LDDI to comply in any material respect with the provisions of any applicable statute, rule or regulation of any governmental entity exercising jurisdiction over the services provided, as determined by a court or government agency having relevant jurisdiction and such failure has a material adverse effect on NBC;

             (iii) the commission by LDDI of any fraudulent act with respect to its services provided hereunder;

             (iv)  an Acceleration Event pursuant to Section 2.5(e)(3) hereof.

         (b) LDDI shall have the right to terminate for cause in the event of:

             (i) the failure by NBC to perform its duties hereunder in any material respect;

             (ii) the failure by NBC to comply in any material respect with the provisions of any applicable statute, rule or regulation of any governmental entity exercising jurisdiction over the services provided, as determined by a court or government agency having relevant jurisdiction and such failure has a material adverse effect on LDDI;

             (iii) the commission by NBC of any fraudulent act with respect to its services provided hereunder.

6.4      POST-TERMINATION OBLIGATIONS.

         (a) Following the expiration of the term of the Agreement without renewal, LDDI will continue, for a period of the greater of six months or the life of the LDDI contract with each Registered NBC Customer, to pay NBC Referral Fees to NBC, but only for referrals made prior to such expiration. In addition, the Option shall expire on the date of termination of the Agreement and shall not be exercisable thereafter.

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         (b)       Following a termination of this Agreement by LDDI or NBC
                   under Section 6.3 hereof, LDDI shall continue, for a period of the greater of six months or the life of the LDDI contract with each registered NBC Customer, to pay NBC Referral Fees to NBC, but only for referrals made prior to such termination. In addition, if the Agreement is terminated by NBC pursuant to Section 6.3 hereof, the Option shall expire on the date of such termination, but it will become exercisable immediately prior to such termination in the same manner as if there was an Acceleration Event on the date of such termination. If the Agreement is terminated by either NBC or LDDI pursuant to Section 6.3 hereof, the Option shall be exercisable for a period of six months after the termination of the Agreement.

         (c) Following a termination of this Agreement by LDDI or NBC under Section 6.3 hereof, NBC shall continue, for a period of the greater of six months or the life of the NBC contract with the Registered LDDI Customer, to pay LDDI Referral Fees to LDDI but only for referrals made prior to such termination.

         (d) Following a termination of this Agreement by LDDI or NBC, both LDDI and NBC agree that they will not solicit the other's customers, including those referred to each other pursuant to and during the existence of this Agreement, for the purpose of providing the telecommunications services referred to in this Agreement.

                                   ARTICLE 7.
                            MISCELLANEOUS PROVISIONS

7.1. INDEPENDENT ENTITIES; NO GRANT OF AUTHORITY. NBC and LDDI are independent entities and are not the agent, employee or partner of each other. This Agreement does not grant authority to NBC or LDDI to bind each other or any of their principals or members. NBC and LDDI shall each act in accordance with their own expertise, experience, manner and methods and through their own duly authorized employees, agents and subcontractors.

7.2 EXPENSES. Each party shall be responsible for its own expenses incurred as the result of performing its duties pursuant to this Agreement unless otherwise set forth in this Agreement or mutually agreed to in writing.

7.3 MODIFICATION OR AMENDMENT. This Agreement and any Exhibit or Schedule hereto may not be modified or amended unless such modification or amendment is contained in a writing signed by the parties.

7.4 GOVERNING LAWS. Except to the extent provided in Section 7.9 herein, this Agreement and any Exhibit or Schedule hereto shall be subject to and construed pursuant to the laws of the State of California without giving effect to the choice of law principles thereof.

7.5 WAIVER AND ESTOPPEL. No waiver by either party or any act or omission to act in violation of this Agreement on the part of either party shall stop or bar the other from reasserting a similar act or omission to act as a breach or other violation of the Agreement at a subsequent date.

7.6 HEADINGS. The paragraph headings in this Agreement and any Exhibit or Schedule hereto are included solely as a matter of convenience for reference and are not intended to be a part of this Agreement.

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7.7 SEVERABILITY. If any term or condition of the Agreement or Exhibit or
Schedule hereto is held by any government agency, court of competent jurisdiction or arbitrator appointed pursuant to Section 7.9 herein to be invalid or unenforceable, the balance of this Agreement shall remain in effect. This Agreement shall be deemed to consist of a series of separate covenants. Should any government agency, court of competent jurisdiction or arbitrator determine that any covenant is not enforceable in light of the circumstances as they then exist, then it is the intention of the parties that this Agreement be construed by the government agency, court or arbitrator in such a manner as to impose only those restrictions on the conduct of a party which are enforceable in light of the circumstance as they then exist and as necessary to assure the other party the intended benefit of this Agreement. If in an agency, judicial or arbitration proceeding such agency, court or arbitrator shall refuse to enforce a series of separate covenants because, cumulatively, they are more extensive than necessary to assure a party the intended benefit of the Agreement, it is expressly agreed by the parties that those covenants which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding, shall for the purpose of such proceeding, be deemed eliminated from this Agreement.

7.8 COUNTERPARTS. This Agreement and any Exhibit or Schedule hereto may be executed in one or more counterparts and when executed by all parties hereto, such counterpart shall be deemed to be the original.

7.9 ARBITRATION. The parties hereby stipulate and agree that any and all disputes between them arising out of or otherwise relating to this Agreement shall be governed exclusively by the Federal Arbitration Act, as amended, and shall be submitted for resolution to mandatory, exclusive and binding arbitration in Orange County, California before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The party initiating arbitration shall first provide the responding party written notice (the "Notice") of the initiating party's intention to arbitrate, a brief statement of the nature of the dispute and a list of proposed arbitrators. The Notice shall be sent and deemed given in accordance with
Section 7.11. The parties shall then mutually select an arbitrator. If the parties fail to agree to an arbitrator within thirty (30) days following the delivery of the Notice in accordance with Section 7.11, an arbitrator shall be selected in the manner provided by the American Arbitration Association. The parties agree to be bound by any final decision rendered by the arbitrator, which final decision may be enforced in any court of competent jurisdiction. The parties hereby consent to the exercise of personal jurisdiction over them by such courts and the propriety of venue of such courts for the purpose of carrying out this provision and they waive any objection that they would otherwise have to the same. The parties agree that the arbitrator shall have no power or authority to make awards of punitive or exemplary damages. The parties further agree that the arbitrator shall have the power to dispense equitable relief.

Either party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that is necessary to protect the right or property of that party, until the arbitration award is rendered or the controversy is otherwise resolved. The arbitrator shall render a single written decision setting forth an award, to the extent applicable, and state with reasonable specificity the reasons for the decision reached. The parties hereby further stipulate that each party (as determined by the arbitrator) shall pay the fees and expenses of the Arbitrator. The Arbitrator shall award fees to the prevailing party, or, in the event no party is clearly prevailing, in a manner deemed equitable by the Arbitrator. This Section shall survive the termination of this Agreement. Unless prohibited by applicable law, any arbitration under this Agreement must be commenced within one (1) year of the conduct or event giving rise to the dispute. An arbitration shall be deemed commenced upon effective delivery of the Notice. The parties acknowledge, understand and agree that in the event of a dispute under this Agreement

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between the parties, both parties have waived any right to a jury trial and a judicial resolution of the dispute.

7.10. ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules hereto are entire in content and constitute the sole and complete understanding of the parties.

7.11. NOTICES. All notices required by this Agreement shall be in writing and shall be given (i) by either party personally delivering notice to the other party or any officer thereof, or (ii) by certified or registered U.S. Mail, return receipt requested postage and charges prepaid; or (iii) by facsimile; or
(iv) by reputable overnight courier service (e.g., Federal Express) which provide written proof of delivery. Notices shall be sent to the address shown below or to any other address a party may furnish the other pursuant to this Section. Notice shall be sent to:

NBC                                         LDDI

     Erik R. Watts                               Steven Lampert
     National Benefits Consultants, LLC          President
     695 Town Center Drive                       Long Distance Direct, Inc.
     Suite 450                                   1 Blue Hill Plaza
     Costa Mesa, California  92626               Pearl River, New York 10965
     Telephone: (714) 429-5770                   Telephone: (914) 620-0765
     Telefax:   (714)429-5599                    Telefax:   (914) 620-1889

Notice shall be deemed given and received (i) at the time actually received, if personally delivered; or (ii) per the date of receipts or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed; or (iii) upon confirmation of receipt if sent by facsimile; or (iv) upon the date of delivery as set forth in the courier's delivery receipt if sent by overnight courier service.

7.12. SIGNATURES. Where required, signature from the parties are deemed acceptable from the facsimile transmission.

7.13. THIRD PARTY BENEFICIARY. None of the obligations hereunder of either party shall run to or be enforceable by any party other than a party to this Agreement or by one deriving rights hereunder as a result of an assignment permitted pursuant to the terms hereof. The parties acknowledge and agree that either party is not a party beneficiary of any agreement between the other party and any third party.

7.14. DEFINED TERMS. Unless the context otherwise requires, defined terms may be used in the singular or plural, depending on the reference.

7.15. SURVIVAL OF PROVISIONS. Any of the provisions in this Agreement relating to compensation, general indemnification, confidentiality, nondisclosure and nonsolicitation shall survive the termination of this Agreement.

7.16. ASSIGNMENTS. This agreement will inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. No party may assign its obligations or rights under this Agreement, except for its rights to receive cash payments, without the written consent of the other party, and except that NBC shall have the right to assign all or any portion of the Option or Shares issuable upon exercise of the Option in a transaction registered under or exempt from the registration requirements of the Securities Act of 1933 as amended.

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         IN WITNESS WHEREOF, the parties have signed this Agreement and declared it effective on the date first written above.

   NATIONAL BENEFITS CONSULTANTS, LLC        LONG DISTANCE DIRECT HOLDINGS, INC.

By: /s/ Erik R. Watts                      By: /s/ Steven Lampert
   --------------------------------            ---------------------------------
        Erik R. Watts                              Steven Lampert

Title: Managing Member                     Title: President

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                      LONG DISTANCE DIRECT HOLDINGS, INC.

                        REGISTRATION RIGHTS CERTIFICATE


         1.       DEFINITIONS.

                  (a) The term "Company" shall mean Long Distance Direct Holdings, Inc., a Nevada corporation.

                  (b) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof or rule thereunder shall be deemed to include a reference to the comparable section or rule, if any, of any such similar federal statute.

                  (c) The term "Holder" shall mean National Benefits Consultants, LLC, a Delaware limited liability company.

                  (d) The term "person" shall mean an individual, partnership, corporation, trust, unincorporated organization or other entity.

                  (e) The term "Registrable Securities" shall mean shares of Common Stock of the Company issued upon exercise of the option granted by the Company to the Holder pursuant to the terms of the NBC-LDDI Alliance Agreement dated as of January 15, 1997 between the Company and the Holder (the "NBC-LDDI Agreement"). As to any particular Registrable Securities, once issued, such shares shall cease to be Registrable Securities when (i) such shares shall have been registered under the Securities Act, the registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of pursuant to such effective registration statement, (ii) such shares shall have been distributed pursuant to Rule 144 (or any similar provision relating to the disposition of securities then in force) under the Securities Act, (iii) such shares shall have been otherwise transferred, new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop-transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such shares shall nor require registration or qualification of such shares under the Securities Act or any state securities laws then in force or (iv) such shares shall cease to be outstanding.

                  (f) The term "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Certificate, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualification of the Registrable Securities), rating agency fees, printing expenses,

                                   Exhibit A
messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the shares to be registered on each securities exchange on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit or "cold comfort" letters required by or incident to such performance and compliance), securities acts liability insurance (if the Company so desires or if the underwriters so desire), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities by the Holder).

                  (g) The term "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

                  (h) The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof or rule thereunder shall be deemed to include a reference to the comparable section or rule, if any, of any such similar federal statute.

                  (i) The term "Shares" shall mean shares of Common Stock of the Company issued upon exercise of the option granted by the Company to the Holder pursuant to the terms of the NBC-LDDI Agreement.

         2.       SALE OR TRANSFER OF SHARES; LEGEND.

                  (a) The Shares and the Registrable Securities shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  (b) Notwithstanding the foregoing, no registration or opinion shall be required for a transfer made in accordance with Rule 144 under the Securities Act.

                  (c) Each certificate representing the Shares and the Registrable Securities shall bear a legend substantially in the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY

                  IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                  3. DEMAND REGISTRATION.

                     (a) At any time after the Company becomes eligible to file a registration statement on Form S-3 (or any successor form relating to secondary offerings), the Holder or Holders holding in the aggregate at least 50% of the Registrable Securities may request the Company, in writing, to effect the registration on Form S-3 (or such successor form) of the Registrable Securities owned by such Holder or Holders. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Holders. Such Holders shall have the right, by giving written notice to the Company within twenty (20) days after the Company provides its notice, to elect to have included in such registration such of their Registrable Securities as such Holders request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3, or such successor form, of all Registrable Securities which the Company has been requested to register. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to Section 3 of this Certificate.

                     (b) The Company shall not be required to effect more than two registrations pursuant to paragraph (a) of this Section 3.

                     (c) If at the time of any request to register Registrable Shares pursuant to this Section 3, the Company is engaged in any activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of commencement of such material activity, such right to delay a request to be exercised by the Company not more than once in any two year period.

                  4. INCIDENTAL REGISTRATION.

                     (a) If the Company proposes to register any of its securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or similar forms), whether or not for sale for its own account, in a manner which would permit registration of the Registrable Securities for sale to the public under the Securities Act, the Company will give prompt written notice to the Holder of its intention to do so and of such Holder's rights under this Certificate at least twenty (20) days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer the Holder the opportunity to include in such registration statement such number of Registrable Securities as Holder may request. Upon the written request of Holder made within ten (10) days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by Holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by Holder, to the extent requisite to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so to be registered; provided, that if such registration involves an underwritten offering, Holder must sell the Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company. If a registration requested pursuant to this Certificate involves an underwritten public offering, Holder may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to Section 4 of this Certificate.

                     (b) If a registration pursuant to this Certificate involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities which the Company, the Holder and any other persons intend to include in such registration exceeds the number which would have an adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such registration (i) first, all the securities the Company proposes to sell for its own account and (ii) second, a number of such securities equal to the number, in the opinion of such underwriters, which can be sold without having the adverse effect referred to above, such amount to be allocated pro rata among Holder and other persons on the basis of the relative number of securities Holder and each other person has requested to be included in such registration.

                     (c) Notwithstanding the provisions of this Section 4, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 4 (irrespective of whether a written request for inclusion of any Registrable Securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof. The Company shall not be obligated to maintain effectiveness of any registration statement in which Registrable Securities are included pursuant to this Section 4 for any period of time.

                  5. REGISTRATION PROCEDURES. In the case of each registration pursuant to this Certificate, the Company shall:

                     (a) Furnish to Holder a copy of the prospectus included in such registration statement in conformity with the requirements of the Securities Act and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Holder.

                     (b) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify as a foreign corporation or as a dealer in securities or to file a general consent to service of process in any such states or jurisdictions in which it has not already done so and except as may be required by the Securities Act.

                     (c) Notify Holder at any time when a prospectus is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         6. INFORMATION BY HOLDER. Holder shall furnish in writing to the Company such information regarding Holder and the distribution of the Registrable Securities proposed by Holder as the Company may request in writing and as shall be required in connection with any registration referred to in this Certificate. The Company's obligations under this Certificate are conditioned upon compliance by Holder with the provisions of this Certificate.

         7.       INDEMNIFICATION.

                     (a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors and constituent partners, legal counsel for the Holders, and each person controlling such Holder, with respect to which registration of Registrable Securities has been effected pursuant to this Certificate, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related registration statement) incident to any such registration, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company will reimburse each such Holder, each such underwriter and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 7 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, or controlling person and stated to be for use in such prospectus or other documents.

                     (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration is being effected pursuant to this Certificate, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and constituent partners and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or other document, or any omission (or alleged Omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration; and will reimburse the Company, such Holders, such directors, officers, partners, persons; law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in such registration statement, prospectus or other document; and provided that in no event shall any indemnity under this Section 7(b) exceed the gross proceeds from the offering received by the Holder.

                     (c) Each party entitled to indemnification under this
Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein within a reasonable amount of time, if such failure is prejudicial to the Indemnifying Party of its obligations under this Certificate, shall relieve the Indemnifying Party of any liability to the Indemnified Party under this Section 7, but not of any obligation rising apart from this Certificate. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Certificate, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and such Indemnifying Party shall reimburse such Indemnified Party and any person controlling such

Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 7.

                  8. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted by the Company under this Certificate to the Holders may be assigned by any Holder to a transferee or assignee of any Registrable Securities; provided, however, that the Company must be given written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

                  9. ADJUSTMENTS AFFECTING SECURITIES. The Company will not take any action or permit any change to occur, with respect to the Shares or the Registrable Securities that would affect adversely the ability of the Holders to include the Registrable Securities in a registration undertaken pursuant to this Certificate or the marketability of the Shares or the Registrable Securities in any registration. If, and as often as, there is any change in the Common Stock of the Company by way of a stock split, stock dividend, combination or reclassification; or through a merger, consolidation or reorganization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Shares and the Registrable Securities.

                  10. MISCELLANEOUS.

                     (a) This Certificate shall be governed in all respects by the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                     (b) Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                     (c) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to the Holder at 695 Town Center Drive, Suite 450, Costa Mesa, California 92626, or at such other address as such Holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at such address or facsimile number as the Company shall have furnished to the Holder in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

                     (d) The titles of the sections and subsections of this Certificate are for convenience of reference only and are not to be considered in construing or interpreting this Certificate.

                  The Company has caused this Registration Rights Certificate to be duly executed as of January 15, 1997.

                                             COMPANY:


                                             LONG DISTANCE DIRECT HOLDINGS, INC.



                                             By:  /s/ Steven Lampert
                                                  ------------------------------
                                                  Its: President
                                                       -------------------------

                       PARTICIPATING CONSULTANT AGREEMENT


THIS PARTICIPATING CONSULTANT AGREEMENT (the "Agreement") is entered into on this fifteenth day of January, 1997 by and between MARKETER, (the "Consultant"), whose business is located at ADDRESS; and NATIONAL BENEFITS CONSULTANTS, LLC, a Nevada limited liability company ("NBC"), whose business office is located at Suite 450, 695 Town Center Drive, Costa Mesa, California.

                                    RECITALS

A. NBC has entered into arrangements with certain providers of services (the "Service Providers") to provide the services which are more particularly described hereafter. NBC may grant arrangements to others to locate, identify, and introduce potential customers for the described services.

B. NBC has developed specific marketing techniques for the promotion, packaging and sale of the services, and such techniques are proprietary to NBC.

C. Because of the proprietary nature of the arrangements with the Service Providers and the development of the marketing, packaging, and selling techniques, the resultant products are known as "NBC Products".

D. Consultant desires to enter into an arrangement with NBC to locate and identify potential customers for the NBC Products, introduce said customers to NBC, and to assist NBC with the introduction of NBC Products to any pre-approved potential customer as requested by NBC. Consultant desires to receive compensation for such services in conformance with the provisions set forth hereafter.

E. NBC desires to grant a consulting arrangement to Consultant for the identification of potential customers so long as Consultant's efforts are directed only to certain specific prospects who have been identified and introduced to NBC by Consultant, and who are then pre-approved by NBC through its screening process so that NBC may make a determination that any particular prospect fits the proprietary profile necessary for a successful closing. Any particular prospect who has been screened, quantified, and approved by NBC, in its sole and unfettered discretion, shall be then accredited to Consultant as an "Approved Prospect". No promotion of any NBC Product shall occur unless and until a particular potential customer has been pre-approved by NBC pursuant to the provisions set forth hereafter.

                                   PROVISIONS

         NOW, THEREFORE, in consideration of the RECITALS (incorporated as provisions as though fully re-written herein), these premises and the mutual covenants, conditions and obligations contained herein, Consultant and NBC mutually agree as follows:

                                   ARTICLE 1
                                      TERM

1.1      GENERAL.

         This Agreement shall be effective as of the date first written above and shall continue in effect until terminated as provided hereafter in Article 6.

                                    Exhibit B

                                   ARTICLE 2
                      SCOPE OF THE CONSULTING ARRANGEMENT

2.1      GENERAL PROVISIONS OF ENGAGEMENT.

         Consultant agrees that the scope of its engagement hereunder shall be to use Consultant's best efforts to identify and introduce potential customers to NBC in conformance with the restrictions and limitations set forth hereafter. Consultant will receive performance-based compensation for its services strictly from revenues received by NBC through the closing of sales of NBC Products to any such Approved Prospects. This engagement is nonexclusive with respect to geographic territory and the NBC Products.

2.2      SPECIFIC PROVISIONS REGULATING EFFORTS.

         NBC has developed specific marketing techniques which have proven successful in the sale of NBC Products throughout the United States. The techniques involve a preliminary screening procedure which is conducted solely by NBC prior to any communications with a prospective customer. If the prospective customer does not meet the requirements of the profile established by NBC, then NBC will not make its products available for marketing or sale to that particular prospective customer. Therefore, Consultant agrees that it is in its best interests to adhere specifically to the procedure developed by NBC. Consultant will abide by the following procedure:

         (a) Before Consultant has any discussion whatsoever with a prospective customer regarding NBC, its programs, or its products, Consultant will identify the prospective customer to NBC. Such identification will be made to NBC on a "Prospect Registration Form" which will be supplied by NBC. At such time as Consultant delivers a Prospect Registration Form to NBC, NBC will conduct its preliminary screening procedure. If the prospective customer thus identified has originated from Consultant, and if such prospective customer further meets the profile established by NBC, Consultant will be informed of such determination by NBC.

         (b) If the prospective customer thus identified has not originated from Consultant, or such prospective customer does not meet the profile established by NBC, no further action will be taken by Consultant with respect to an introduction of the NBC Products.

         (c) If the prospective customer thus identified has originated from Consultant and meets the profile established by NBC, then Consultant agrees to use its best efforts to arrange an introductory meeting between a Managing Member of NBC, or its designee, and a representative of the prospective customer who must be identified as an executive officer within the organization of the prospective customer having decision making authority such as a chief financial officer, chief operating officer or chief executive officer. If the prospective customer is a state, city, or other type of local government, the introductory meeting must be arranged with a person or persons approved by an NBC Managing Member prior to the making of any arrangements for such introductory meeting. It is agreed that during the process of making the arrangements for an introductory meeting, Consultant may discuss the NBC Products with the prospective customer. NBC agrees to provide support with respect to such discussions.

         (d) Following the introductory meeting, if the prospective customer continues to meet the criteria established for a successful marketing effort as determined by NBC, in its sole and absolute discretion, then the prospective customer shall be designated an Approved Prospect. Consultant will be informed of such designation in writing by NBC. Until a prospective customer is designated as an Approved Prospect, Consultant agrees that no effort will be made to promote a sale of any particular NBC Product to that prospective customer. A sale of any particular NBC Product will be deemed closed when the Approved Prospect signs a contract for the purchase of the NBC Product in such form as will be supplied by NBC.

2.3      WINDOW OF OPPORTUNITY.

         Once a prospective customer becomes an Approved Prospect pursuant to the procedure outlined in Section 2.2 above, Consultant shall have the exclusive right to sell any one or more of the NBC products to the Approved Prospect for a period of 6 months following the date of the designation of the prospective customer as an Approved Prospect. If a sale of one or more of the NBC Products is not closed within the 6-month period described, then the prospective customer will no longer be an Approved Prospect and the exclusive right granted to Consultant with regard to that particular customer will terminate, and NBC, in its sole and absolute unfettered discretion, shall:

         (a) renew the exclusive window of opportunity granted to Consultant for an additional specified period if NBC determines, in its sole and absolute unfettered discretion, that Consultant is using its best efforts and is actively promoting NBC to the prospective customer at the conclusion of the first described 6-month period (such extension shall be granted to Consultant, in NBC's sole and absolute unfettered discretion, and only in a writing delivered to Consultant) or;

         (b) grant an exclusive arrangement with any other NBC consultant which will identify that particular prospective customer as an Approved Prospect for the other NBC consultant, and Consultant agrees to then refrain from any further promotion of NBC Products to such prospective customer and to refrain from interfering with any other NBC consultant; or

         (c) have the right to continue soliciting the prospective customer for the sale of one or more NBC Products and Consultant agrees to refrain from making any further promotion of NBC Products to such prospective customer and agrees to refrain from interfering with such solicitation by NBC.

In the event that a sale of one or more NBC Products is made to a prospective customer who had been identified as an Approved Prospect for Consultant, and such sale is made following NBC's election to proceed under the provisions of
(b) or (c) above, then Consultant will be entitled to receive a fixed fee in lieu of any other form of compensation. Such fixed fee shall be paid as the result of the sale in conformance with the provisions set forth hereafter in
Section 3.2.

2.4      DESCRIPTION OF NBC PRODUCTS.

         Currently, NBC has developed several products in conjunction with several Service Providers. NBC has made arrangements with the Services Providers to render services to NBC customers as subcontractors or in such other capacity as agreed by NBC. This Agreement pertains to the following described NBC
Products:

         a)    HEALTH CARE RECOVERY SERVICES

         b)    HEALTH CARE COST REDUCTION SERVICES

         c)    DISBURSEMENT RECOVERY SERVICES

         d)    CORPORATE OWNED LIFE INSURANCE AND ANNUITY PRODUCTS

         e)    TRAINING SERVICES

NBC will identify the Service Provider who will provide the services with respect to any described NBC Product from time to time. NBC reserves the right to delete or add any particular NBC Product.

                                   ARTICLE 3
                          COMPENSATION FOR PERFORMANCE

3.1      ENTITLEMENT TO COMPENSATION.

         Notwithstanding any other provision contained herein, Consultant shall be entitled to receive compensation and shall be paid compensation only after NBC has received revenues from the sale of an NBC Product to a customer who has been designated as an Approved Prospect in conformance with the provisions set forth in Article 2 above.

3.2      PAYMENT OF COMPENSATION.

         If the sale of a particular NBC Product is made to a Consultant-designated Approved Prospect within the initial 6-month window of opportunity, or within an extended window of opportunity as described in Section 2.3(a), then NBC will, within 30 days following the receipt of any increments of its compensation, pay Consultant compensation as described in Schedule "A" attached hereto from its general account.

For all purposes within this Agreement, "NBC Compensation" shall mean the gross amount collected by NBC from a sale of a particular NBC Product to a particular Approved Prospect, less all charges and expenses paid to the Service Providers, sub-contractors and any other suppliers of goods or services engaged to perform the work necessary to provide that particular NBC Product to that particular Approved Prospect.

3.3      PAYMENT OF COMPENSATION FOLLOWING TERMINATION OF THE AGREEMENT.

         This Agreement may be terminated as set forth in Article 6 hereafter. As set forth in Article 6, this Agreement may be terminated by NBC for cause as defined in Article 6. If this Agreement is terminated by NBC for cause, then Consultant will be paid its stated compensation for the sale of NBC Products to Consultant-designated Approved Prospects which have agreed to purchase NBC Products pursuant to a written agreement signed by such Approved Prospects prior to the date of termination of this Agreement. Consultant will not be paid any compensation for sale of NBC Products to Consultant-designated Approved Prospects which have purchased said products through a written agreement signed by said Approved Prospects after the date of termination of this Agreement for cause. On the other hand, if NBC terminates this Agreement for any reason other than cause as defined hereafter in Article 6, then Consultant shall be paid its stated compensation for all NBC Products sold to Consultant-designated Approved Prospects who enter into a written agreement for the purchase of the NBC Products within the 6-month window of opportunity following the designation of the prospective customer as an Approved Prospect, or within any extension of the 6-month window of opportunity as described in Section 2.3(a), even though the sale is made following the date of Termination of this Agreement.

3.4      COMPENSATION REPORTS.

         NBC will provide Consultant with a report of NBC Compensation received by NBC from a sale of NBC Products to a Consultant-designated Approved Prospect for which Consultant is entitled to receive compensation. Reports will be made to Consultant for each Consultant-designated Approved Prospect at such time as a payment is made to Consultant pursuant to the provisions of this Article 3. Under no circumstances shall Consultant have access to or right to inspect the books, ledgers, files, reports, operating records or any accounting, financial or other business information of NBC. In the event Consultant should dispute any compensation report after communications with NBC relevant to the information contained in such report, NBC will cause its independent auditors to supply Consultant with a statement of reconciliation which demonstrates the amount of payment made to Consultant was accurate. If an inaccuracy is found, the payment made to Consultant will be adjusted in accordance with the report made by the independent auditors. If the report made by the independent auditors discloses that the payment of compensation made to Consultant was accurate, then Consultant agrees to reimburse NBC for the cost of the report made by the independent auditors.

                                   ARTICLE 4
                                   COMPLIANCE

4.1      COMPLIANCE WITH RULES AND REGULATIONS.

         Consultant shall comply with the laws, rules, and regulations of any governmental agency having jurisdiction with respect to Consultant's performance of its obligations pursuant to this Agreement. Consultant will be solely responsible for maintaining any and all licenses which may be required for performing services required for the receipt of compensation to be paid hereunder.

4.2      PAYMENT OF FINES AND PENALTIES.

         Consultant shall indemnify and hold NBC harmless from any fines, penalties, and related expenses incurred by Consultant as the result of Consultant's failure to comply with the laws, rules, and regulations of any governmental agency having jurisdiction over its performance of obligations pursuant to this Agreement.

                                   ARTICLE 5
                                INDEMNIFICATION

5.1      GENERAL PROVISION.

         Consultant agrees to indemnify and hold harmless NBC, its members, directors, officers, employees, agents, and representatives against any and all claims, liabilities, losses or damages which arise from Consultant's intentional or negligent acts during the performance of its duties under this Agreement. NBC agrees to indemnify and hold harmless Consultant, its directors, officers, employees, agents, and representatives against all claims, liabilities, losses or damages which arise from NBC's intentional or negligent acts during the performance of NBC's duties under this Agreement.

                                   ARTICLE 6
                                  TERMINATION

6.1      VOLUNTARY TERMINATION.

         Either party may terminate this Agreement by giving 90 days written notice to the other party. This Agreement shall automatically terminate without further action upon the expiration of the ninety-day period following receipt of the written notice.

6.2      TERMINATION FOR CAUSE.

         This Agreement may be terminated by either party for cause following a written notice to the other party specifying the cause, and giving the other party a thirty-day period in which to cure the specified cause. For these purposes cause shall mean:

         a) As to both parties, if either NBC or Consultant shall be adjudicated insolvent or have an order for relief entered against it or generally not pay its debts as they become due (within the meaning of the United States Bankruptcy Code as at any time amended or any successor statute thereto), or make an assignment for the benefit of creditors; or shall apply for or consent to the appointment of a custodian, receiver, trustee or similar officer for it for all or any substantial part of its property, or such custodian, receiver, trustee or similar officer shall be appointed without its application or consent and such appointment shall continue undischarged for a period of sixty days; or shall institute (by petition, application, answer, consent or otherwise) or take any action indicating its consent to, approval of or acquiescence in any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against either of them and shall remain undismissed for a period of sixty days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of any of their property, and such judgment, writ or similar process shall not be released, vacated or fully bonded within sixty days after its issue or levy.

         (b) As to NBC, its failure to pay the performance-based compensation or the introduction fee in a timely manner.

         (c)   As to Consultant:

                   i. its failure to perform its duties in a workmanlike manner;

                   ii. its failure to comply with the provisions of any applicable statute, rule or regulation of any governmental entity exercising jurisdiction over NBC Products, as determined by a court or government agency having relevant jurisdiction;

                   iii. its commission of any act or course of action which may jeopardize the relationship of NBC or any of its Service Providers with any Approved Prospect or any other prospective customer;

                   iv. its commission of any act or course of action which may jeopardize the relationship of NBC with any of its Service Providers;

                   v. its commission of any fraudulent act or any negligent act with respect to any NBC Product or any NBC Service Provider.

                                   ARTICLE 7
                       CONFIDENTIALITY AND NONDISCLOSURE

7.1      GENERAL.

         Consultant hereby acknowledges that NBC's business and services are highly specialized, that the NBC Products are highly specialized and technically sophisticated, that the identity and particular needs of NBC's customers, prospects, and Service Providers are not generally known, that documents, materials and information regarding NBC's methods of marketing, outsourcing, operations, services, pricing, costs and, without limitation, other NBC customer, prospect, and product-related information, are highly confidential and constitute trade secrets ("NBC Trade Secrets"). Consultant acknowledges that under the terms of this Agreement it will receive or have access to certain NBC Trade Secrets, which secrets are proprietary to NBC and not generally known or available. The following information shall not be considered as confidential information:

         (a) information in the public domain at the time of disclosure to Consultant by NBC;

         (b) information which, after disclosure to Consultant, becomes a part of public domain by dissemination by a third party and other than by an act or omission of the Consultant;

         (c) information which the Consultant can demonstrate by documentary evidence to be in his possession at the time of disclosure to Consultant, and not acquired directly or indirectly from NBC; and

         (d) information which is subsequently disclosed or made available to Consultant without an obligation of confidence by a third party having a bona-fide right to disclose or make available such information.

7.2      PROHIBITION.

         Consultant agrees that it shall not use NBC Trade Secrets or confidential information for any purpose other than as expressly allowed in this Agreement. Consultant shall take all reasonable steps necessary to maintain the confidentiality of NBC Trade Secrets and confidential information. Consultant shall restrict distribution of NBC Trade Secrets and confidential information to only those persons directly involved in performing the prescribed obligations under this Agreement and as necessary to comply with the terms and conditions of this Agreement. Consultant further agrees not to reproduce in any manner or allow reproduction of NBC Trade Secrets and confidential information except as reasonably necessary for the performance of its duties pursuant to this Agreement.

7.3      RETURN OF INFORMATION.

         Upon Termination of this Agreement, Consultant shall immediately return to NBC any NBC Trade Secrets and confidential information, including all reproductions thereof made by Consultant, if any. Consultant shall in no event retain NBC Trade Secrets and confidential information in any form, except that which is reasonably necessary for tax, audit and NBC customer servicing and legal requirements.

         Consultant shall indemnify and hold NBC harmless from any and all damages, claims, losses, liabilities or costs (including reasonable attorneys' fees) related to any breach of the provisions of this Article by Consultant.

7.4      PROTECTIVE NOTICE.

         In the event Consultant is required in a judicial, arbitral, administrative or governmental proceeding to disclose any information, materials, records and flies or NBC customer or prospect lists which are obtained or furnished as a result of this Agreement, Consultant will use its good faith efforts to provide NBC with prompt notice of such request(s) so that NBC may seek an appropriate protective order or waive compliance with the provisions of this Article.

7.5      RESTRAINT.

         Consultant agrees that in view of Consultant's access to and receipt of NBC Trade Secrets and confidential information, Consultant, any Consultant affiliate, and any person or entity acting for Consultant shall not engage in any services or other dealings with respect to NBC Products during the term of this Agreement except to the extent provided in this Agreement or as NBC shall otherwise expressly agree in writing.

7.6      REMEDIES.

         Consultant agrees that NBC will suffer irreparable harm in the event that Consultant fails to comply with its obligations under this Article and the monetary damages alone will be inadequate to compensate NBC for such breach. Accordingly, Consultant agrees that, in addition to all other remedies which may be available to NBC in law or in equity, NBC shall be entitled to injunction relief, and such costs associated with seeking such relief shall be borne by Consultant.

7.7      SERVICE PROVIDER PROVISIONS.

         Unless NBC otherwise consents in writing, Consultant shall not, nor shall any Consultant affiliate, (a) contact or solicit a Service Provider or a Service Provider's employee(s), or (b) use any Service Provider's name in written materials in connection with activities related to this Agreement or NBC.

                                   ARTICLE 8
                                NONSOLICITATION

8.1      COMPETITION PROHIBITED.

         Consultant agrees that, in view of Consultant's access to and receipt of NBC Trade Secrets and confidential information, during the term of this Agreement and for a period of twelve (12) months thereafter, Consultant shall not, nor shall any Consultant affiliate, solicit any NBC customer or Approved Prospect on behalf of any competing services ("Competing Services") without the prior written consent of NBC, except for such products as the Consultant has offered for sale and has submitted on a written list for NBC's review prior to the execution of this Agreement. "Competing Services" shall mean any person or entity (other than NBC) that deals in or provides any service or product similar to the NBC Products, which service or product is marketed, offered or sold in the United States during the term of this Agreement or during the period of 12 months following the termination of this Agreement.

8.2      INTERFERENCE PROHIBITED.

         Consultant agrees that, in view of Consultant's access to and receipt of NBC Trade Secrets and confidential information, during the term of this Agreement and for a period of twelve (12) months thereafter, Consultant shall not, nor shall any Consultant affiliate, induce or attempt to induce any NBC customer or Approved Prospect to cease doing business with NBC with regard to NBC Products. However, the Consultant may solicit NBC customers or Approved Prospects introduced to NBC by the Consultant for services that are not NBC Products nor similar to those products so long as such products or services are not in conflict with this Article. NBC Trade Secrets and confidential information shall not be used by Consultant to invent, create, modify, adopt or manufacture any products or services which would or could compete with or be used in lieu of NBC Products or services.

8.3      EQUITABLE RELIEF.

         Consultant agrees and acknowledges that a violation of the covenants of this Article will result in substantial damage to NBC. Consultant agrees that NBC shall be entitled to an injunction issued by any court of competent jurisdiction (or, to the extent available, any arbitrator) restraining any further violation of such covenant or covenants by Consultant or any of its employees, agents, affiliates, or any entity acting for it, as means of enforcing the prohibition of this Article, in addition to such other remedies as may be available under applicable law.

                                   ARTICLE 9
                            MISCELLANEOUS PROVISIONS

9.1      INDEPENDENT CONTRACTOR STATUS; NO GRANT OF AUTHORITY.

         Consultant is an independent contractor and is not the agent, employee or partner of NBC. This Agreement does not grant authority to Consultant to bind NBC or any of its principals or members or any of its Service Providers as the result of actions taken pursuant to this Agreement. Consultant shall act in accordance with its own expertise, experience, manner and methods, and through its own duly authorized employees. Consultant shall comply with all applicable governmental laws, rules and regulations with reference to taxation and otherwise. It is understood that any compensation received by Consultant under this Agreement shall not be considered salary, and Consultant and its employees will not be entitled to any fringe and supplemental benefits of NBC nor will NBC withhold any Social Security (FICA) or similar contributions from the compensation payable to Consultant. NBC shall have no liability whatsoever except for the payment of compensation to Consultant as provided herein.

9.2      EXPENSES.

         Each party shall be responsible for its own expenses incurred as the result of performing its duties pursuant to this Agreement unless otherwise set forth in this Agreement or mutually agreed to in writings.

9.3      MODIFICATION OR AMENDMENT.

         This Agreement and any schedule hereto may not be modified or amended unless such modification or amendment is contained in writing signed by the parties.

9.4      GOVERNING LAWS.

         Except to the extent provided in Section 9.10 herein, this Agreement shall be subject to and construed pursuant to the laws of the State of Nevada without giving effect to the choice of law principles thereof.

9.5      ASSIGNMENT OR SALE.

         Neither party's rights under this Agreement are assignable or delegable unless otherwise agreed to in writing by the other party, and any attempt at any such assignment shall be deemed null and void ab initio. In the event 50% or more of the ownership of NBC is assigned or otherwise transferred, the Consultant shall be notified of such change in ownership, and Section 6.1 hereof shall be amended by replacing "90 days" with "180 days" in the first sentence thereof.

9.6      WAIVER AND ESTOPPEL.

         No waiver by either party or any act or omission to act in violation of this Agreement on the part of either party shall stop or bar the other from reasserting a similar act or omission to act as a breach or other violation of the Agreement at a subsequent date.

9.7      HEADINGS.

         The paragraph headings in this Agreement and any schedule hereto are included solely as a matter of convenience for reference and are not intended to be a part of this Agreement.

9.8      SEVERABILITY.

         If any term or condition of this Agreement is held by any government agency, court of competent jurisdiction or arbitrator appointed pursuant to
Section 9.10 herein, to be invalid or unenforceable, the balance of this Agreement shall remain in effect. This Agreement shall be deemed to consist of a series of separate covenants. Should any government agency, court of competent jurisdiction or arbitrator determine that any covenant is not enforceable in light of the circumstances as they then exist, then it is the intention of the parties that this Agreement be construed by the government agency, court or arbitrator in such a manner as to impose only those restrictions on the conduct of a party which are enforceable in light of the circumstances as they then exist and as necessary to assure the other party the intended benefit of this Agreement. If in an agency, judicial or arbitration proceeding, such agency, court or arbitrator shall refuse to enforce a series of separate covenants because, cumulatively, they are more extensive than necessary to assure a party the intended benefit of the Agreement, it is expressly agreed by the parties that those covenants which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from this Agreement.

9.9      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts and when executed by all parties hereto, such counterpart shall be deemed to be the original.

9.10     ARBITRATION.

         The parties hereby stipulate and agree that any and all disputes between them arising out of or otherwise relating to this Agreement shall be governed exclusively by the Federal Arbitration Act, as amended, and shall be submitted for resolution to mandatory, exclusive and binding arbitration in the State of Nevada before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The party initiating shall first provide the responding party written notice (the "Notice") of the initiating party's intention to arbitrate, a brief statement of the nature of the dispute, and a list of proposed arbitrators. The Notice shall be sent and deemed given in accordance with Section 9.12. The parties shall then mutually select an arbitrator. If the parties fail to agree to an arbitrator within 30 days following delivery of the Notice in accordance with Section 9.12, an arbitrator shall be selected in the manner provided by the American Arbitration Association. The parties agree to be bound by any final decision rendered by the arbitrator, which final decision may be enforced in any court of competent jurisdiction. The parties hereby consent to the exercise of personal jurisdiction over them by such courts and the propriety of venue of such courts for the purpose of carrying out this provision, and they waive any objection that they would otherwise have to the same. The parties agree that the arbitrator shall have no power or authority to make awards of punitive or exemplary damages. The parties further agree that the arbitrator shall have the power to dispense equitable relief in the manner provided in Articles 7 and 8 of this Agreement. Either party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that is necessary to protect the rights or property of that party, until the arbitration award is rendered or the controversy is otherwise resolved. The arbitrator shall render a single written decision setting forth an award to the extent applicable, and state with reasonable specificity the reasons for the decision reached. The parties hereby further stipulate that each party to any such arbitration shall pay its own costs in connection therewith, and that the losing party (as determined by the arbitrator) shall pay the fees and expenses of the arbitrator. This Section shall survive the termination of this Agreement. Unless prohibited by applicable law, any arbitration under this Agreement must be commenced within one (1) year of the conduct or event giving rise to the dispute. An arbitration shall be deemed commenced upon effective delivery of the Notice. Consultant acknowledges, understands and agrees that, in the event of a dispute under this Agreement with NBC, Consultant has waived any right to a jury trial and a judicial resolution of the dispute.

9.11     ENTIRE AGREEMENT.

         This Agreement is entire in content and constitutes the sole and complete understanding of the parties. It also serves as a complete revocation of any previous written agreements between the parties.


9.12     NOTICES.

         All Notices required by this Agreement shall be in writing, and shall be given (i) by either party personally delivering Notice to the other party or any officer thereof; or (ii) by certified or registered U.S. Mail, return receipt requested, postage and charges prepaid; or (iii) by facsimile; or (iv) by reputable overnight courier service (e.g., Federal Express) which provides written proof of delivery. Notices shall be sent to the address shown below or at any other address a party may furnish the other pursuant to this Section. Notice shall be sent to:

         NBC                                                  CONSULTANT
         ---                                                  ----------
         Erik Watts                                           NAME
         National Benefits Consultants, LLC                   MARKETER
         695 Town Center Drive                                ADDRESS
         Costa Mesa, California 92626                         CITY STATE ZIP

Notice shall be deemed given and received (i) at the time actually received, if personally delivered; or (ii) upon the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed; or (iii) upon confirmation of receipt if sent by facsimile; or (iv) upon the date of delivery as set forth in the courier's delivery receipt if sent by overnight courier service.

9.13     SIGNATURES.

         Where required, signatures from the parties are deemed acceptable from the facsimile transmission.

9.14     THIRD PARTY BENEFICIARY.

         None of the obligations hereunder of either party shall run to or be enforceable by any party other than a party to this Agreement or by one deriving rights hereunder as a result of an assignment permitted pursuant to the terms hereof. Consultant acknowledges and agrees that it is not a party beneficiary of any agreement between NBC and any Service Provider.

9.15     DEFINED TERMS.

         Unless the context otherwise requires, defined terms may be used in the singular or plural, depending on the reference.

9.16     CONSULTANT AFFILIATES.

         For all purposes within this Agreement, Consultant affiliates means the family members of each and every owner of an interest in Consultant, the agents, employees, and representatives of the Consultant and its owners, partnerships in which Consultant or its owners own any direct or indirect interest, corporations in which Consultant or its owners own any direct or indirect interest, any other form of business enterprise in which Consultant or the owners own any direct or indirect interest, and financing arrangements with such entities which are tantamount to ownership interests.

9.17     SURVIVAL OF PROVISIONS.

         The provisions relating to compensation, general indemnification, confidentiality, nondisclosure, and nonsolicitation shall survive the termination of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement and declared it effective on the date first written above.

NBC                                     MARKETER (CONSULTANT)
---                                     ---------------------

By:  /s/ Erik Watts                     By:  /s/ ILLEGIBLE
     ----------------------------            ----------------------------
     ERIK WATTS

Title: MANAGING MEMBER                  Title: PRESIDENT
                       ----------

                                   SCHEDULE A
                             COMPENSATION SCHEDULE

SERVICE                                                                      COMPENSATION
-------                                                                      ------------

Health Care Recovery Services (HCRS):
         Retrospective Recovery Engagements with:
            35% Fee                                                    2.5% of recoveries
            45% Fee                                                      5% of recoveries
         Prospective Cost Reduction Products and                 20% of NBC gross revenue
           Services

Disbursement Recovery Services (DRS)
         Retrospective Recovery Engagements with:
              45% Fee                                                  1.5% of recoveries
              50% Fee                                                  2.5% of recoveries
         Prospective Cost Reduction Products and                 20% of NBC gross revenue
           Services

Employee Benefit Insurance Services                      50% of First Financial Resources
                                                                  principal level revenue

Training Services Engagement                                            10% of gross fees



NOTE: Compensation is subject to modification. Modifications will be communicated to MARKETER in writing.